Turner, Jones & Associates, PLLLC
108 Center Street, North, 2nd Floor
Vienna, VA  22180
703-242-6500
703-242-1600-fax

May 26, 2009

Cyberlux Corporation
4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, North Carolina 27703

As independent auditors of Cyberlux Corporation we hereby consent to the incorporation of our audit report dated May 15, 2009, relating to the consolidated balance sheet of Cyberlux Corporation as of December 31, 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2008 and 2007, in the Form S-8 of Cyberlux Corporation submitted on May 26, 2009.

/s/ Turner, Jones & Associates, PLLC

Vienna, Virginia
May 26, 2009

Turner, Jones & Associates, PLLLC
108 Center Street, North, 2nd Floor
Vienna, VA  22180
703-242-6500
703-242-1600-fax

May 26, 2009

Cyberlux Corporation
4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, North Carolina 27703

As independent auditors of Cyberlux Corporation we hereby consent to the incorporation of our review report dated May 20, 2009, relating to the consolidated balance sheet of Cyberlux Corporation as of March 31, 2009, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the periods ended March 31, 2009 and 2008, in the Form S-8 of Cyberlux Corporation submitted on May 26, 2009.

/s/ Turner, Jones & Associates, PLLC

Vienna, Virginia
May 26, 2009